                                                                  Exhibit 10.23

                       NETWORK INTERCONNECTION AGREEMENT

This Network Interconnection Agreement is made as of (Month, Day, Year) by and between INVESTCOM, S. A. de C. V. represented by its General DIRECTOR BENIGNO PEREZ LIZAUR hereinafter referred to as "INVESTCOMM" a corporation organized an existing under the laws of Mexico and with main address in Monte Elbruz No. 132, Col. Lomas de Chapultepexc in Mexico City D. F., and AMERICAN TELESOURCE INTERNATIONAL INCORPORATED, hereinafter referred to as "ATSI", denomination that includes its successors and authorized cessionaries, a corporation organized and existing under the laws of Texas, United States of America, with address in 12500 Network Boulevard, Suite 407, San Antonio, TX 78249, United States of America.


                                    WHEREAS

That "ATSI" has been authorized by the Government of the United States of America to manage telecommunication installations in the United States of America (hereinafter referred to as "the United States") which constitute a telecommunications system in the United States;

That "INVESTCOM" has been authorized by the Government of Mexico to install, operate and exploit telecommunications at national as well as international level, according with the concession granted October 26, 1995;

THAT "ATSI" AND "INVESTCOM" EXPRESSLY ACCEPT THAT THE PRESENT AGREEMENT, PREVIOUSLY TO ITS FORMALIZATION MUST BE PRESENTED TO THE COMMISSION FEDERAL DE TELECOMUNICACIONES FOR ITS AUTHORIZATION, AND BOTH PARTIES DECLARE THEIR ACCEPTANCE TO SUBMIT TO THE REGULATIONS (AND ITS MODIFICATIONS) FOR PROVIDERS OF INTERNATIONAL LONG DISTANCE SERVICE PUBLISHED IN THE OFFICIAL DAILY OF THE FEDERATION IN DECEMBER 11, 1996;

That "ATSI" and "INVESTCOM" wish to interconnect their networks in order to provide jointly telecommunication services between Mexico and the United States,

Whereas, "ATSI" and "INVESTCOM", the Parties, agree in the following



                                    CLAUSES

1.   SETTING UP THE SERVICE.
     ----------------------

"ATSI" and "INVESTCOM" agree in providing and maintaining direct telecommunications services between Mexico and the United States in accordance with the conditions and terms of this agreement.

2.   SERVICES TO BE PROVIDED.
     -----------------------

CONSIDERING THAT ONLY THE INTERNATIONAL PORT OPERATIONS ARE AUTHORIZED TO INTERCONNECT DIRECTLY WITH THE PUBLIC NETWORKS OF TELECOMMUNICATIONS HANDLED BY OPERATORS FROM OTHER COUNTRIES, AND THAT THE INCOMING AND OUTGOING TRAFFIC CAN ONLY BE THROUGH THE INTERNATIONAL PORTS PREVIOUSLY AUTHORIZED BY THE COMMISSION, the telecommunications services or types of services that will be provided according with the information related to them, without limiting to the following, include: rates and charges, billing, collecting and interruptions of applicable discounts procedures, and quality level, that are established in the annexes of the Contract, in the "A" ("International Long Distance"), in the "B" (Dedicated Channel), in the "C" (Transit Service), in the "D" (Quality Contract), and in the "E" (Formula for the Proportional Devolution of the Telephone Traffic directed to the United States) same annexes that constitute an integral part of this contract though this reference. These services and their different classes may be modified through and Addendum to the Agreement signed by both Parties. The addenda that are signed will become part of the agreement.

3.   CHARGES TO COLLECT.
     -------------------

Each Party must establish unilaterally the charges that the users must pay (which hereinafter are referred to as "charges to collect") applicable to the services listed in the addenda of this contract. THE PARTIES WILL BE ABLE TO SPECIFY THE CHARGES TO COLLECT IN DIFFERENT TYPES OF CURRENCY. AS A COURTESY, EACH PARTY MUST ADVISE THE OTHER WHICH ARE THOSE CHARGES AND THE MODIFICATIONS THE SUFFER. THIS GOES ONLY WHEN THE INTERNATIONAL PORT OPERATOR HAS THE COMMISSION'S AUTHORIZATION TO MAKE ANY MODIFICATION.

4.   COUNTABLE RATES AND INCOME DIVISIONS.
     -------------------------------------

THE PARTIES ADMIT AND ACCEPT THE PRINCIPLE OF THE RATES SYSTEMS ON UNIFORM LIQUIDATION AND OF PROPORTIONAL RETURN ESTABLISHED IN THE REGULATIONS TO PROVIDE THE LONG DISTANCE INTERNATIONAL SERVICES, AND ON THOSE PRINCIPLES ESTABLISH THE BASES OF THE CHARGES TO COLLECT, UNLESS THAT SOMETHING DIFFERENT IS SPECIFIED IN THE ADDENDA. The charges to collect (including the periods to which they are applicable) and the income divisions derived from the application of the charges to collect related to the important services between Mexico and the United States provided by the Parties must be established in the addenda of the agreement. The necessary modifications to the charges to collect agreed upon by the Parties will form integral part of the agreement. HOWEVER, THE PONDERED AVERAGE RATES THAT ARE CHARGED TO THE PUBLIC MAY NOT BE LOWER THAN THE PONDERED AVERAGE LIQUIDATION THAT CORRESPONDS TO THE SERVICE PROVIDED.

In case that the Parties want to register rates or additional services other than the already registered, they must register before the Telecommunications Register for the Commission's opinion and its case, approval within 30 natural days after the presentation of the request.

5.   PREPARATION OF MONTHLY REPORTS AND ACCOUNTS ADJUSTMENT.
     ------------------------------------------------------

5.a.  MONTHLY REPORTS.

5.a. (1) Each Party must prepare a monthly report which includes the following not limited information: the number of minutes billed by the Party; the participation of the countable rate per minute of conversation accredited to each in the previously agreed currency, or the mean of change for the telecommunications messages service; other services or traffic according with the other addenda of the agreement, and the total amount accredited to the other Party. Each Party must send the other the monthly report as soon as its possible after the calendar month referred to in the report, but in no case after the end of the third calendar month following the month referred to in the report. Each one of the Parties may reject and any report that does not contain the precise information required according with this contract, including a written statement of the reasons for rejection.

5.a. (2) No Credit discount must be made in the monthly report of uncollectable accounts (except for uncollectable debts due to the omission of one of the Parties to submit on time the monthly reports as established in the paragraph a. (3) of Clause 5. Each one of the Parties will be responsible of its uncollectable accounts. However, one of the Parties may make deductions in the monthly reports of the customer' credits that results of a defective service, as long as such deduction is made before the monthly report is sent to the other Party.

5.a. (3) Each Party must prepare a monthly statement referring to the expenses collection and the calls with credit cards that must be included in the reports referred to in the Clause 5 (1). Those monthly statements must have the form of collecting note or list and contain at least the following information: date of the call, national number of the calling Party or billed number; base of the charge (complete, reduced, personal or station); duration (minutes); time of the connection. These statements must be transmitted quickly to the Party that will collect the charges, but in no case after the end of the third calendar month after the one when the on collect or credit call was made. The omission to transmit on time the required statements according with this Clause will mean that the receptor Party may discretionally deduces those call in the adjustment process.

5.a. (4) It is taken for granted that the Party that receives a monthly report accepts it if it is not objected in writing in a lapse of four months beginning in the date the report was transmitted. IN CASE OF CONTROVERSY THE PARTIES ACCEPT, AGREE AND OBLIGE THEMSELVES TO SUBMIT THEIR DIFFERENCES TO ________________________________________________, IN THE ORDER TO AVOID A
POSSIBLE TRAFFIC INTERRUPTION BETWEEN INTERCONNECTED OPERATORS.

5.a. (5) Each one of the Parties must maintain the necessary the register to verify all the monthly reports for a period of three (3) years. Each one of the Parties must take care of its own accounting, as well as the adjustments of the registers and the detailed information of calls of all the services provided according with the Agreement, and keep them at disposition of the other Party at any reasonable time.

5.b.  NET BALANCE ADJUSTMENT.

5.b. (1) THE PARTIES AGREE IN ESTABLISHING THE 5 FIRST WORKING DAYS OF EACH MONTH AS DEAD LINE TO REALIZE CONCILIATE LIQUIDATION PAYMENTS. The monthly amounts that one Party owes to the other must be deducted from net balance of each one of the Parties as it is stated in the reports that the Parties have accepted. No monthly amount owed by one Party to another will due until the payment of the credited amount of each one of the Parties in the monthly reports delivered by both Parties, to determine one only monthly balance owed by each Party. The contracting Parties have the intention that no debt of a given month will due until the net balance of that month is calculated. The net balances that one Party owes to the other must be paid as soon as possible, but never more than six (6) weeks after the net monthly balance is calculated.

5.b.  (2)  The payments that are rendered between the Parties will be made in U.
S. currency in accordance with the Agreement.

6.   OMISSION OF PAYMENT OR RECTIFICATION FOR NOT FULFILLING.
     -------------------------------------------------------

No matter what is foreseen in other disposition of the Agreement, if one of the Parties does not pay the owed net balance according with paragraph b. of Clauses 5, or in some other way does not fulfill the Agreement and such omission is not mended in a period of at least sixty (60) days, the Party that has not fulfilled the Agreement after thirty (30) days of having sent written notice to the other Party, will be able, at its choice, to: restrain, suspend, or cancel its participation in the service covered by the Agreement, and the other Party becomes liberated of its obligations as foreseen in the Agreement until the owed balances are paid or when any other lack of material fulfillment is fixed,
b) handle only the calls that are billed to its own clients, retain any income and continue with that practice until the payment of any pending balance is made or until the lack of fulfillment is mended, or the Agreement is canceled with no right to any compensation.

7.   DESIGNATION OF SERVICE ITINERARIES AND SUPPLY OF INSTALLATIONS.
     --------------------------------------------------------------

7.a.  The telecommunications services covered by this contract will be provided by:
       1) direct circuits between Mexico and the United States
       2) commuted circuits between Mexico and the United States
       3) combination of direct and commuted circuits, as the Parties choose.

7.b. Each one of the Parties will supply, at its expense, the necessary telecommunications installations in its operation area to provide the service between Mexico and the United States.

7.c. Each one of the Parties will provide, at its expense, half of the necessary telecommunications installations to provide the services between Mexico and the United States.

7.d. Each one of the Parties must maintain the interconnection of international circuits with the national network of his country or territory.

7.e. Each one of the Parties must advise the other Party as soon as possible any failure in the installations or any similar problem derived from any cause in his operation area which could originate the long interruption of one or all the telecommunications services between Mexico and the United States.

8.   TECHNICAL CHARACTERISTICS AND OPERATION METHODS.
     -----------------------------------------------

8.a. The Parties will agree in the technical characteristics and the operation methods that they will apply and use in the providing the telecommunications services according with the Agreement, and they will normally stick to the most relevant common recommendations of the Normalization Sector of the International Telecommunications Union (before called Telegraph and Telephone International Consulative Committee), and to the future revisions it performs. However, if the Parties do not reach an agreement about the technical characteristics and operation methods that must be applied, then they will apply the strict, more relevant and in force at the time technical characteristics like the Recommendations of the Normalization Sector of the International Telecommunications Union.

8.b. English and Spanish will be used as working languages for operation, traffic and maintenance personnel. The Parties agree in interchanging traffic list or code, maintenance personnel and its contact numbers. Each one of the Parties will periodically update, as a courtesy, its code list of personnel.

9.   RESPONSIBILITY.
     --------------

None of the Parties will be held responsible for nay direct or indirect loss or damage, due to any lack of fulfillment or damage in the telecommunications installations or for any interruption of the service covered by this contract, no matter the cause of the failure, damage or interruption as well as the duration of it.

10.  GOVERNMENTAL APPROVAL.
     ---------------------

The Agreement and all its modifications, as well as the Parties agreements are submitted to the obtention of the authorizations, recommendations, observations, manners foreseen in the respective legislation, licenses, permits and the necessary Governmental authorizations and approvals. Both Parties accept expressly that this Agreement, as well as its modifications, must be previously authorized by the Commission.

11.  ADDRESSES.
     ---------

All notifications (different from the monthly reports foreseen in Clause 5) must be made in writing an sent to:

"ATSI"
Mr. Arthur L. Smith
American TeleSource International, Inc.
12500 Network Blvd. Suite 407
San Antonio, Texas 78249
USA
Fax:  (210) 558-6095

This address may be changed, and if it is, there must be a written advice to the other Party thirty (30) days previously. Any notification as foreseen in the Agreement, including the termination notification must be delivered by hand, registered or by air mail will be considered received: (i) at the moment of delivery or this was done by hand, (ii) after ten (10) days beginning in the date the document was sent by registered air mail.

12.  BEGINNING AND ENDING DATE.
     -------------------------

It is considered that this contract will be in force beginning the date of its signature and will CONTINUE IN FORCE UNTIL THE LAST DAY OF THE YEAR IT IS
                   ------------------------------------------------------
SIGNED.  The amounts owed to the Parties calculated according with Clauses 4, 5,
------
and 6 will not be affected by the termination.

13.  MODIFICATIONS AND ADDITIONS.
     ---------------------------

The Agreement, its modifications or addenda, can only take place throng a written agreement signed by the correctly authorized person in name of the Parties and previous authorization from the Commission.

14.  AFFILIATION.
     -----------

The relation between "INVESTCOM" and "ATSI" as established in the Agreement will be correspondence in the joint providing of telecommunications services. None of its contains must be understood as the constitution of a partnership or association between the Parties and the common activities of the Parties must be limited to the express disposition of the Agreement.

15.  INTERCHANGE OF OWN INFORMATION.
     ------------------------------

The Party that receives it will consider all the oral or written information granted or revealed by the Parties confidential, according with the Agreement or what may be annexed in the future. The information must be used only in what concerns interconnection and providing of services according with the Agreement, and each one of the Parties agrees not to reveal it to others. Each one of the Parties must make sure that those employees that become familiar with such information will handle it confidentially and in accordance with what is established in this Clause. This Clause dispositions will remain in force even if the Agreement comes to an end, unless the Parties agree otherwise in writing.

16.  PREVIOUS CONTRACTS.
     ------------------

The Agreement, including its addenda, annexed to those that are part of it, (i) constitute the total between the Parties in relation with purpose; and (ii) substitutes and cancels previous written or oral agreements made between the Parties and related to the same purpose of the Agreement.

17.  CESSION.
     --------

No Party must cede or transfer totally or partially its rights and obligations derived and foreseen in the Agreement, without previous written authorization of the other Party.

However, each one of the Parties may, without authorization of the other, make a session to a successor, affiliated, subsidiary or a controller society which exists under the same control of such Party. Never the less, in case of any cession, the successor must commit himself in writing with the other Party in relation to the responsibility in the fulfillment of those obligations, works and participation, for which it becomes a Party of the Agreement, and so, the predecessor par will be free of that obligation, work or participation, expect for the matters derived of events previous to the date of the commitment.

The Parties agree that if an authorization is needed from their respective government regarding the mentioned cession, it must be PREVIOUSLY OBTAINED.

18.  PROPORTIONAL TRAFFIC DEVOLUTION.
     -------------------------------

Each one of the Parties agrees to implement a proportional devolution of Long Distance International traffic between the United States and Mexico in accordance with the Parties, that is included in the Annex E of this Contract, ESTABLISHING AS DEAD LINE DATE TO MAKE THIS ADJUSTMENT, THE FIRST DAY OF EACH CALENDAR MONTH.

19.  NOT EXCLUSIVE PRIVILEGES.
     ------------------------

Nothing contained in this Agreement will be considered as a restriction or damaging to the rights of the Parties to make similar agreements with others.

20.  TRAFFIC WITHOUT INTERFERENCE.
     ----------------------------

Each one of the Parties handles a telecommunications system in all the country which is capable of originating, end and distribute the international traffic in all the nation. All the Parties agree to work in a manner that does no reduce the capacity of the other Party to originate, end and distribute all the traffic of his clients through its own telecommunications system.

21.  CLAUSES TITLES.
     --------------

The titles and head lines of the Clauses are included for facility and just as a reference so they are not of the part of the Agreement, or define, modify or limit the meaning or interpretation of the terms and dispositions of the Agreement.

22.  RESIGNATION AND NULLITY.
     -----------------------

The custom in the negotiation or the omission of one of the Parties to impose some disposition of the Agreement will not be understood as resignation of those dispositions or any other of the rights foreseen in the Agreement.

If any of the dispositions of the Agreement is not valid or is not applicable, this will not invalidate the whole of the Agreement, considering only that part invalidated, and the obligations of the Parties will be interpreted and fulfilled according to the Agreement.

23.  FORMALIZATION.
     -------------

The Agreement is formalized PREVIOUS THE FULFILLMENT OF THE AGREED ON IN THE THIRD PARAGRAPH OF ITS WHEREAS CHAPTER in four copies, two in English and two in Spanish, each one of the which will be considered as an original with identical legal effects. The English version will prevail in case of controversy about the Agreement's meaning.

IN WHEREOF TESTIMONY the Parties subscribe the Agreement, independently of what is subscribed at its name and representation by the correctly authorized officers.



       "ATSI"                          "INVESTCOM"